EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 28, 2018, a wholly owned subsidiary of Empire Petroleum Corporation ("Empire") purchased oil and gas properties from Cardinal Exploration and Production Company ("Cardinal") under a Purchase and Sale Agreement dated July 23, 2018 (the "Purchase Agreement") for a purchase price of $323,000.  The effective date of the transaction was June 1, 2018.  After certain adjustments under the Purchase Agreement related to the effective date, the total proceeds paid to Cardinal were $293,966.  Such proceeds were paid from sales of unregistered securities of Empire.

The oil and gas properties purchased from Cardinal include a 100% working interest in four active operated wells in Louisiana currently producing approximately 35 barrels of oil equivalent (BOE) per day.

The following unaudited pro forma combined financial statements (which we refer to as the "unaudited pro forma financial statements") present the combination of the historical consolidated financial statements of Empire adjusted to give effect to the purchase of the Cardinal assets and related transactions. The unaudited pro forma combined statements of operations (which we refer to as the "unaudited pro forma statements of operations") for the year ended December 31, 2017, and for the six months ended June 30, 2018, combine the historical statements of consolidated operations of Empire and the Cardinal assets purchased, giving effect to the purchase and related transactions as if they had been consummated on January 1, 2017, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet (which we refer to as the "unaudited pro forma balance sheet") combines the historical consolidated balance sheet of Empire and the purchase of the Cardinal assets as of June 30, 2018, giving effect to the purchase as if it had been consummated on June 30, 2018.

As of the date of this Form 8-K/A, Empire has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Cardinal assets acquired and the liabilities assumed and the related allocations of purchase price. A final determination of the fair value of Cardinal's assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Cardinal that exist as of the closing date of the purchase. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Empire estimated the fair value of Cardinal's assets and liabilities based on preliminary valuation studies, due diligence and information obtained from the previous owner of the Cardinal assets. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements (which we refer to as the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to the purchase that are directly attributable to the purchase, factually supportable and, with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Empire and the Cardinal assets following the purchase. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the purchase occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of Empire following the purchase.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	the historical audited consolidated financial statements of Empire for the year ended December 31, 2017, included in Empire's Annual Report on Form 10-K; and

•	the historical unaudited consolidated financial statements of Empire as of and for the six months ended June 30, 2018, included in Empire's Quarterly Report on Form 10-Q.

EMPIRE PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2018

	Empire Historical	Pro Forma Adjustments		Empire Pro Forma Combined
ASSETS
Current assets:
Cash	$4,235	$—		$4,235
Oil sales receivable	—	13,655		13,655
Total current assets	4,235	13,655		17,890

Property and equipment
Oil and gas properties, successful efforts method	—	377,746		377,746
Accumulated depletion and depreciation	—	—		—
Total oil and gas properties	—	377,746		377,746

Investment in Masterson West II	300,000	—		300,000
Total assets	$304,235	$391,401		$695,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$184,273	$5,500		$189,773
Current portion of convertible notes, net	164,447	—		164,447
Total current liabilities	348,720	5,500		354,220

Convertible notes, net	51,805	—		51,805
Asset retirement obligations	—	83,782		83,782

Stockholders' equity (deficit):
Common stock-$.001 par value authorized 150,000,000 shares, issued and outstanding
11,328,942 shares	11,328	3,021	B	14,349
Common stock subscribed not yet issued (2,000,000 shares)	2,000	—		2,000
Additional paid in capital	16,478,149	299,098	B	16,777,247
Accumulated deficit	(16,587,767)	—		(16,587,767)
Total stockholders' equity (deficit)	(96,290)	302,119		205,829
Total liabilities and stockholders' equity (deficit)	$304,235	$391,401		$695,636

See accompanying notes to unaudited pro forma financial statements

EMPIRE PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018

	Empire Historical	Cardinal Historical	Pro Forma Adjustments		Empire Pro Forma Combined
Revenues:
Petroleum sales	$—	$17,619	$—		$17,619

Costs and expenses:
Production and operating	—	6,194	—		6,194
Depletion, depreciation and accretion	—	—	616	A	616
Severance taxes	—	2,202	—		2,202
General and administrative	437,079	—	—		437,079
Total costs and expenses	437,079	8,396	616		446,091
Operating income (loss)	(437,079)	9,223	(616)		(428,472)

Other expense:
Interest expense	39,473	—	—		39,473
Total other expense	(39,473)	—	—		(39,473)

Net income (loss)	$(476,552)	$9,223	$(616)		$(467,945)

Net loss per common share, basic & diluted	$(0.04)	$—	$—		$(0.03)

Weighted average number of common shares outstanding basic and diluted	11,071,720	—	3,021,119	B	14,092,839

See accompanying notes to unaudited pro forma financial statements

EMPIRE PETROLEUM CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

	Empire Historical	Cardinal Historical	Pro Forma Adjustments		Empire Pro Forma Combined
Revenues:
Petroleum sales	$—	$181,784	$—		$181,784

Costs and expenses:
Production and operating	—	34,581	—		34,581
Depletion, depreciation and accretion	—	—	8,412	A	8,412
Severance taxes	—	11,597	—		11,597
General and administrative	757,069	—	—		757,069
Total costs and expenses	757,069	46,178	8412		811,659
Operating income (loss)	(757,069)	135,606	(8,412)		(629,875)

Other expense:
Interest expense	72,998	—	—		72,998
Total other expense	(72,998)	—	—		(72,998)

Net income (loss)	$(830,067)	$135,6069	$(8,412)		$(702,873)

Net loss per common share, basic & diluted	$(0.08)	$—	$—		$(0.05)

Weighted average number of common shares outstanding basic and diluted	10,859,070	—	3,021,119	B	13,880,189

See accompanying notes to unaudited pro forma financial statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Empire and information provided by the previous owners of the Cardinal assets. The unaudited pro forma combined balance sheet as of June 30, 2018 gives effect to the purchase as if the purchase had been completed on June 30, 2018. The unaudited pro forma combined statements of operations for the year ended December 31, 2017, and the six months ended June 30, 2018, give effect to the purchase as if the purchase had been completed on January 1, 2017.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Empire believes are reasonable; however, actual results may differ from those reflected in these statements. In Empire's opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined financial statements do not purport to represent what the Empire's financial position or results of operations would have been if the transaction had actually occurred on the dates indicated above, nor are they indicative of Empire's future financial position or results of operations. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes of Empire for the periods presented.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The allocation of the preliminary estimated purchase price is based upon management's estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of June 30, 2018 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Empire expects to finalize its allocation of the purchase consideration as soon as practicable after the date of the purchase.

The fair values of assets acquired and liabilities assumed were based on the following key inputs:

Oil and natural gas properties

The fair value of proved oil and natural gas properties was measured using valuation techniques that convert the future cash flows to a single discounted amount. Significant inputs to the valuation of proved oil and natural gas properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average costs of capital. Empire utilized a combination of the New York Mercantile Exchange ("NYMEX") strip pricing and consensus pricing to value the reserves, then applied various discount rates depending on the classification of reserves and other risk characteristics. Management utilized the assistance of a third-party valuation expert to estimate the value of the oil and natural gas properties acquired.

The fair value of asset retirement obligations totaled $83,782 and is included in proved oil and natural gas properties with a corresponding liability in the table above. The fair value was determined based on a discounted cash flow model, which included assumptions of the estimated current abandonment costs, discount rate, inflation rate and timing associated with the incurrence of these costs.

The inputs used to value oil and natural gas properties and asset retirement obligations require significant judgment and estimates made by management and represent Level 3 inputs.

Financial instruments and other

The fair values determined for accounts receivable and accounts payable and accrued liabilities were equivalent to the carrying value due to their short-term nature.

 Note 3. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma combined financial statements:

A.	Reflects estimate of depreciation, depletion and amortization ("DD&A") for the periods presented based on the purchase price, asset retirement obligation, and production.
B.
Empire issued to an accredited investor 3,021,190 shares of its common stock and warrants to purchase 3,021,190 shares to purchase the properties from Cardinal. Proceeds from the issuance were $302,119.